Exhibit 10(y)

THIRD AMENDMENT TO LOAN

FACILITY AGREEMENT AND GUARANTY

THIS THIRD AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY (this “Amendment”), is made and entered into as of January 27, 2004, by and among AARON RENTS, INC., a Georgia corporation (the “Sponsor”), the several banks and other financial institutions from time to time party hereto (collectively, the “Participants”) and SUNTRUST BANK, in its capacity as servicer (the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Sponsor, the Participants and the Servicer are parties to a certain Loan Facility Agreement and Guaranty, dated as of March 30, 2001, as amended by that certain Amendment No. 1 to Loan Facility Agreement and Guaranty, dated as of October 31, 2002 and as amended by that certain Amendment No. 2 to Loan Facility Agreement and Guaranty, dated as of April 30, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”); capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Facility Agreement), pursuant to which the Participants have made certain financial accommodations available to the Sponsor;

WHEREAS, the Sponsor has requested that the Participants and the Servicer amend certain provisions of the Loan Facility Agreement, and subject to the terms and conditions hereof, the Participants are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Sponsor, the Lenders and the Servicer agree as follows:

12.                                 Amendments.

(a)  Section 2.1 of the Loan Facility Agreement is hereby amended by replacing the reference to “March 27, 2004” contained in subsection (a) with “May 30, 2004”.

(b)  Section 1.1 of the Loan Facility Agreement is hereby amended by replacing the reference to “$20,000,000” contained in the definition of “Permitted Acquisition” to “$30,000,000”.

(c)  Section 8.1 of the Loan Facility Agreement is hereby amended by replacing subsection (l) of such Section in its entirety with the following:

(l) other unsecured Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

13.                                 Conditions to Effectiveness of this Amendment.  This Amendment shall become effective when the Servicer shall have received executed counterparts to this Amendment from the Sponsor, the Guarantors and the Participants.

14.                                 Representations and Warranties.  To induce the Participants and the Servicer to enter into this Amendment, each Credit Party hereby represents and warrants to the Servicer and the Participant that:

(a)                                  The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such

Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

(b)                                 This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c)                                  After giving effect to this Amendment, the representations and warranties contained in the Loan Facility Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

15.                                 Reaffirmations and Acknowledgments.

(a)                                  Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Sponsor of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Loan Facility Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Sponsor to the Participants or any other obligation of the Sponsor, or any actions now or hereafter taken by the Participants with respect to any obligation of the Sponsor, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

16.                                 Effect of Amendment.  Except as set forth expressly herein, all terms of the Loan Facility Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Sponsor to the Participants and the Servicer.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Loan Facility Agreement, nor constitute a waiver of any provision of the Loan Facility Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Loan Facility Agreement.

17..                              Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

18.                                 No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Facility Agreement or an accord and satisfaction in regard thereto.

19.                                 Costs and Expenses.  The Sponsor agrees to pay on demand all costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Servicer with respect thereto.

20.                                 Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

21.                                 Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

22.                                 Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Sponsor and the Guarantors, by their respective authorized officers as of the day and year first above written.

SPONSOR:

AARON RENTS, INC.,

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President,
Chief Financial Officer

GUARANTORS:

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

AARON RENTS, INC. PUERTO RICO

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	President

SUNTRUST BANK, individually and as Servicer

By:	/s/ Donald M. Thompson
	Name:	Donald M. Thompson
	Title:	Director

REGIONS BANK

By:	/s/ Stephen H. Lee
	Name:	Stephen H. Lee
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank)

By:	/s/ William F. Fox
	Name:	William F. Fox
	Title:	Vice President

SOUTHTRUST BANK, N.A.

By:	/s/ R. Fontenot
	Name:	R. Fontenot
	Title:	Vice President

BRANCH BANKING & TRUST CO.

By:	/s/ Paul E. McLaughlin
	Name:	Paul E. McLaughlin
	Title:	Senior Vice President

ISRAEL DISCOUNT BANK of NEW YORK

By:	/s/ David Keinan
	Name:	David Keinan
	Title:	Senior Vice President
Regional Manager for Florida

By:	/s/ Roberto R. Munoz
	Name:	Roberto R. Munoz
	Title:	Senior Vice President
Chief Lending Officer for Florida